EXHIBIT 10.12

FORM OF MORTGAGE

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING FOR COMMERCIAL PURPOSES

by

[INSURANCE AUTO AUCTIONS, INC.]

as Mortgagor

to

BEAR STEARNS CORPORATE LENDING INC.

as Mortgagee

Dated as of:                     , 2005

Property Address:

[                    ]

THIS INSTRUMENT WAS PREPARED BY AND

RECORD AND RETURN TO:

MICHELLE KELBAN

LATHAM & WATKINS LLP

885 THIRD AVENUE, SUITE 1000

NEW YORK, NY 10022

TABLE OF CONTENTS

1.	DEFINITIONS		1

2.	WARRANTIES, REPRESENTATIONS AND COVENANTS		3
	2.1	Title to Mortgaged Property and Lien of this Instrument	3
	2.2	First Lien Status	3
	2.3	Payment and Performance	3
	2.4	Replacement of Fixtures and Personalty	3
	2.5	Maintenance of Rights of Way, Easements and Licenses	3
	2.6	Inspection	4
	2.7	Other Covenants	4
	2.8	Condemnation Awards and Insurance Proceeds	4
	2.9	Transfer or Encumbrance of the Mortgaged Property	4

3.	DEFAULT AND FORECLOSURE		4
	3.1	Remedies	4
	3.2	Separate Sales	5
	3.3	Remedies Cumulative, Concurrent and Nonexclusive	6
	3.4	Release of and Resort to Collateral	6
	3.5	Waiver of Redemption, Notice and Marshalling of Assets	6
	3.6	Discontinuance of Proceedings	6
	3.7	Application of Proceeds	6
	3.8	Occupancy After Foreclosure	7
	3.9	Protective Advances and Disbursements; Costs of Enforcement	7
	3.10	No Mortgagee in Possession	7

4.	ASSIGNMENT OF RENTS AND LEASES		8
	4.1	Assignment	8
	4.2	No Obligation	8
	4.3	Right to Apply Rents	8
	4.4	No Merger of Estates	8

5.	SECURITY AGREEMENT		8
	5.1	Security Interest	8
	5.2	Financing Statements	9
	5.3	Fixture Filing	9

6.	MISCELLANEOUS		9
	6.1	Notices	9
	6.2	Covenants Running with the Land	9
	6.3	Attorney-in-Fact	9
	6.4	Successors and Assigns	10
	6.5	No Waiver	10
	6.6	Subrogation	10
	6.7	Credit Agreement	10
	6.8	Release	10
	6.9	Waiver of Stay, Moratorium and Similar Rights	10
	6.10	Obligations of Mortgagor, Joint and Several	10
	6.11	Governing Law	11
	6.12	Headings	11
	6.13	Entire Agreement	11

i

Exhibit A: legal description

INDEX OF DEFINED TERMS

Covenants	1
Credit Agreement	1
Fixtures	1
Hedging Agreements	1
Improvements	1
Land	1
Leases	2
Loan Documents	1
Mortgage	1
Mortgaged Property	1
Mortgagee	1
Mortgagor	1
Obligations	2
Permitted Liens	3
Personalty	2
Plans	2
Property Agreements	2
Rents	2
UCC	3

ii

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING FOR COMMERCIAL

PURPOSES

This Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for Commercial Purposes (this “Mortgage”) is executed as of             , 2005, by and from [INSURANCE AUTO AUCTIONS, INC.], an Illinois corporation (“Mortgagor”), whose address is Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154, to BEAR STEARNS CORPORATE LENDING, INC., (“Mortgagee”), a Delaware corporation, as Administrative Agent for the Lenders under the Credit Agreement more fully described below, whose address is 383 Madison Avenue, New York, New York 10179.

1. DEFINITIONS

Capitalized terms used herein but not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. As used herein, the following terms shall have the following meanings:

“Covenants”: All of the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others, as set forth in the Loan Documents.

“Loan Documents”: The (1) Credit Agreement dated as of May 19, 2005 among Axle Holdings, Inc. and Axle Merger Sub, Inc. (to be merged into Insurance Auto Auctions, Inc.), as borrower; the Lenders from time to time party thereto; Bear, Stearns & Co. Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners; Deutsche Bank Securities Inc., as syndication agent; GMAC Commercial Finance LLC, ING Capital LLC and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as co-documentation agents; and Bear Stearns Corporate Lending Inc., as administrative agent (the “Credit Agreement”), (2) the Security Documents, and the Notes, each as defined in the Credit Agreement, (3) this Mortgage, (4) all other documents now or hereafter executed by Mortgagor or any other person or entity to evidence or secure the payment and performance of the Obligations, (5) all modifications, restatements, consolidations, extensions, renewals and replacements of any of the foregoing, and (6) any Specified Hedge Agreement (the “Hedging Agreements”).

“Mortgaged Property”: All of Mortgagor’s right title and interest in or to (1) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) fixtures, materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and all water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all goods, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or that may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, goodwill, chattel paper, documents, property licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, but, in each case, only to the extent assignable (collectively, the “Personalty”), (5) reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property, (6) plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property (the “Leases”), together with all related security and other deposits, (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”). (9) to the extent assignable, all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) accessions, replacements and substitutions for any of the foregoing and all proceeds thereof,

(12) insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property and (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations”: As defined in the Credit Agreement, as well as all obligations arising under the Guarantee and Collateral Agreement (as defined in the Credit Agreement) and including, without limitation, all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents that recite that they are intended to be secured by this Mortgage.

“Permitted Liens”: The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage issued on the date hereof, together with the liens and security interests in favor of Mortgagee created or permitted by the Loan Documents and/or Section 8.3 of the Credit Agreement.

“UCC”: The Uniform Commercial Code of the State of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

GRANT. To secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS and HYPOTHECATES and CONVEYS the Mortgaged Property to Mortgagee, subject, however, to the Permitted Liens. The maturity date of the secured debt is            , 2012.

2. WARRANTIES, REPRESENTATIONS AND COVENANTS. Mortgagor warrants, represents and covenants to Mortgagee as follows:

2.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens. This Mortgage creates a valid, enforceable first priority lien and security interest against the Mortgaged Property, except for the Permitted Liens.

2.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee to the extent required by the Credit Agreement).

2.3 Payment and Performance. Mortgagor shall pay and perform the Obligations when due under the Loan Documents to which it is a party and shall perform the Covenants under the Loan Documents to which it is a party in full when they are required to be performed.

2.4 Replacement of Fixtures and Personalty. Except as permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, not to be unreasonably withheld, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is immaterial or is obsolete.

2.5 Maintenance of Rights of Way, Easements and Licenses. Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Mortgagee, not to be unreasonably withheld or delayed, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged

Property which restriction is reasonably likely to materially and adversely effect the current use of the Mortgaged Property. Mortgagor shall comply in all material respects with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

2.6 Inspection. Mortgagor shall permit Mortgagee, and Mortgagee’s respective agents, representatives and employees, to inspect the Mortgaged Property to the extent permitted in Section 7.6 of the Credit Agreement.

2.7 Other Covenants. All property-related covenants in the Credit Agreement are incorporated as though Mortgagor were the “Borrower” thereunder.

2.8 Condemnation Awards and Insurance Proceeds.

2.8.1 Condemnation Awards. Mortgagor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquaintances therefor, subject to the terms of the Credit Agreement.

2.8.2 Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Mortgagor authorizes and directs the issuer of each of such insurance policies to make payment for all such losses to Mortgagee, to be released by Mortgagee or applied in accordance with the terms of the Credit Agreement.

Notwithstanding the foregoing, Mortgagee shall make available to Mortgagor the foregoing awards, compensation and proceeds of condemnation and insurance, for the purpose of restoration and rebuilding the Mortgaged Property, to the same extent that Mortgagor or the borrowers would be entitled to retain Net Cash Proceeds in connection with a Recovery Event (as both of those terms are defined in the Credit Agreement), under the terms of the Credit Agreement.

2.9 Transfer or Encumbrance of the Mortgaged Property. Mortgagor shall not, except as and to the extent permitted in the Credit Agreement, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

3. DEFAULT AND FORECLOSURE

3.1 Remedies. During the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), Mortgagee may, at Mortgagee’s election and by or through Mortgagee or otherwise, exercise any or all of the following rights, remedies and recourses:

3.1.1 Acceleration. To the extent permitted by the Credit Agreement, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

3.1.2 Entry on Mortgaged Property. To the extent permitted by the Credit Agreement, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

3.1.3 Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of the Credit Agreement.

3.1.4 Foreclosure and Sale. Institute proceedings for the complete judicial or, to the extent permitted by applicable law, non-judicial foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash.

3.1.5 Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of the Credit Agreement.

3.1.6 Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity and under the UCC (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Notes either before, during or after any proceeding to enforce this Mortgage).

3.2 Separate Sales. During the occurrence and continuance of an Event of Default, Mortgagee may sell the Mortgaged Property in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

3.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Notes and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

3.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in anyway impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the remaining Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

3.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

3.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

3.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by the Credit Agreement or applicable law:

3.7.1 to the payment of the costs and expenses actually incurred by Mortgagee in taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation: (1) Mortgagee’s and receiver’s reasonable fees and expenses, (2) court costs, (3) reasonable attorneys’ and accountants’ fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

3.7.2 to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Mortgagee under the Loan Documents;

3.7.3 to the payment of the Obligations and performance of the Covenants under the Loan Documents in such manner and order of preference as Mortgagee in its sole discretion may determine; and

3.7.4 the balance, if any, to the payment of the persons legally entitled thereto.

3.8 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 4.1.4 shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

3.9 Protective Advances and Disbursements; Costs of Enforcement.

3.9.1 If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the interest rate applicable to overdue Reimbursement Obligations under Section 4.5(c) of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Mortgage.

3.9.2 Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

3.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

4. ASSIGNMENT OF RENTS AND LEASES

4.1 Assignment. Mortgagor hereby grants to Mortgagee a present, absolute assignment of the Leases and Rents. While any Event of Default exists and is continuing, to the extent permitted by applicable law and subject to the terms of the Credit Agreement, Mortgagee shall be entitled to (a) notify any person that the Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

4.2 No Obligation. Notwithstanding Mortgagee’s rights hereunder, Mortgagee shall not be obligated to perform, and Mortgagee does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Mortgage. Mortgagee shall have no responsibility on account of this Mortgage for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property except to the extent any of the foregoing are caused by Mortgagee or its agents.

4.3 Right to Apply Rents. Subject to the terms of the Credit Agreement, Mortgagee shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Mortgagee may determine, including, without limitation, for: (a) the payment of costs and expenses of enforcing or defending the terms of this Mortgage or the rights of Mortgagee hereunder, and collecting any Rents and (b) the payment of costs and expenses of the operation and maintenance of the Mortgaged Property.

4.4 No Merger of Estates. So long as any part of the Obligations and Covenants secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

5. SECURITY AGREEMENT

5.1 Security Interest. This Mortgage constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personality, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property that is personal property to secure the payment of the Obligations and performance of the Covenants under the Loan Documents (subject to the Permitted Liens) and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personality, Fixtures, Plans, Leases, Rents and Property Agreement sent to Mortgagor at least ten days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

5.2 Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

5.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

6. MISCELLANEOUS

6.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11.2 of the Credit Agreement.

6.2 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

6.3 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successor sand assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements and applications for registration necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists and is continuing, to perform any obligation of Mortgagor hereunder; however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the interest rate applicable to overdue Reimbursement Obligations under Section 4.5(c) of the Credit Agreement; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action that it is empowered to take under this Section.

6.4 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

6.5 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

6.6 Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

6.7 Credit Agreement. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

6.8 Release. Upon payment in full of the Obligations, the termination or expiration of all Commitments (as defined in the Credit Agreement), and provided that no Letter of Credit (as defined in the Credit Agreement) shall be outstanding, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or, at Mortgagor’s request (but at no cost to Mortgagee) assign this Mortgage to a Mortgagee designated by Mortgagor.

6.9 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

6.10 Obligations of Mortgagor, Joint and Several. If more than one person or entity has executed this Mortgage as “Mortgagor,” the obligations of all such persons or entities hereunder shall be joint and several.

6.11 Governing Law. This Mortgage shall be governed by the laws of the State in which the Land is located.

6.12 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

6.13 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[STATE SPECIFIC PROVISIONS]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

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By:
Name:
Title:

[STATE SPECIFIC NOTARY BLOCK]

EXHIBIT A

[Legal Description]

TO BE PROVIDED